EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Endocyte, Inc. 2010 Equity Incentive Plan of our reports dated March 13, 2017, with respect to the consolidated financial statements of Endocyte, Inc. and the effectiveness of internal control over financial reporting of Endocyte, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2016, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Indianapolis, Indiana

March 13, 2017